UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2012

COMMUNITY BANK SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 23, 2012, Community Bank System, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as representative of the several underwriters named therein (the “Underwriters”), with respect to the offer and sale in a firm commitment offering (the “Offering”) of 1,852,000 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), at a public offering price of $27.00 per share of Common Stock, on the terms set forth therein.  As part of the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 277,800 shares of Common Stock to cover over-allotments, if any, on the same terms and conditions as set forth in the Underwriting Agreement.  On January 24, 2011, the Underwriters exercised this option in full.

The Company has made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Registration Statement related to the Offering of Common Stock (File No. 333-179119), which Registration Statement was filed with the Securities and Exchange Commission (the “Commission”) on January 20, 2012 and became effective upon filing (the “Registration Statement”), and the Prospectus Supplement, dated January 23, 2012, and filed with the Commission on January 24, 2012 (the “Prospectus Supplement”).  The Company has also agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

Item 8.01                      Other Events.

On January 27, 2012, the Company issued and sold 2,129,800 shares of Common Stock pursuant to the Offering.  The net proceeds to the Company from the Offering were approximately $54.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.  The Offering was made pursuant to the Prospectus Supplement and the accompanying base prospectus dated January 20, 2012, filed with the Commission pursuant to the Registration Statement.

A copy of the opinion of Bond, Schoeneck & King, PLLC relating to the legality of the issuance and sale of Common Stock in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1.  This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1, Exhibit 5.1 and Exhibit 23.1 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01                      Financial Statements and Exhibits

(d)   Exhibits

1.1           Underwriting Agreement, dated January 23, 2012, between the Company and RBC Capital Markets, LLC, in its capacity as representative of the several underwriters named therein.

5.1           Opinion of Bond, Schoeneck & King, PLLC, dated January 27, 2012.

23.1         Consent of Bond, Schoeneck & King, PLLC (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ Mark E. Tryniski
Name: Mark E. Tryniski
Title: President and Chief Executive Officer

Dated: January 27, 2012